10F-3 Report
CGCM High Yield Investments

Period : 09/01/2007 through 02/28/2007
ID  Issuer Name     Trade Date Selling Dealer Total Amount Purchase Price % Received by Fund   % of Issue (1)

913 Berry Plastics (WAMCo)    9/15/2006 Deutsche 75,000.00 100.00   0.010%     0.023%
914 Lyondell Chemical 8.00%  (WAMCo)  9/15/2006 JPMorgan 85,000.00 100.00   0.010%     0.034%
915 Lyondell Chemical 8.25% (WAMCo)  9/15/2006 JPMorgan 50,000.00 100.00   0.006%     0.028%
924 Lyondell Chemical 8.25% (Seix)   9/15/2006 JPMorgan 185,000.00 100.00   0.010%     0.014%
925 Lyondell Chemical 8.00% (Seix)   9/15/2006 JPMorgan 185,000.00 100.00   0.011%     0.017%
947 Idearc (WAMCo)     11/1/2006 JPMorgan 130,000.00 100.00   0.005%     0.028%
965 Freescale Senior - Fixed Rate (WAMCo)  11/16/2006 Credit Suisse 120,000.00 100.00   0.002%     0.002%
966 Freescale Senior - Sun Notes (WAMCo)  11/16/2006 Credit Suisse 40,000.00 100.00   0.001%     0.001%
993  HCA V5 (WAMCo)    11/9/2006 Banc of America  105,000.00 100.00   0.002%     0.006%
994 HCA Y5 (WAMCo)    11/9/2006 Banc of America 80,000.00 100.00   1.404%     3.509%
995 Rental Service (WAMCo)    11/17/2006 Deutsche Bank 85,000.00 100.00   0.014%     0.014%
996 Aramark Floating Rate Note 2015 (WAMCo)   1/17/2007 JP Morgan  20,000.00  100.00    0.004%     0.022%
997 Aramark Fixed Rate Note 2015 (WAMCo)  1/17/2007 JP Morgan  90,000.00  100.00   0.007%     0.009%
1030 Jarden Corp (WAMCo)    2/7/2007  Lehman Brothers  85,000.00  100.00   0.021%     0.021%
1032 Readers Digest Association (WAMCo)  2/27/2007 JP Morgan  115,000.00  100.00   0.015%     0.015%
1051 US Oncology Holdings Inc (WAMCo)  3/1/2007  Morgan Stanley  60,000.00  98.00   0.014%     0.014%
1055 Citizens Communications Co (WAMCo)  3/19/2007 Credit Suisse  30,000.00  100.00   0.004%     0.007%
1057 Hawker Beechcraft Senior Note 2017 (WAMCo)  3/16/2007 Goldman Sachs  100,000.00  100.00   0.008%     0.008%
1058 Hawker Beechcraft Senior Note 2015 (WAMCo)  3/16/2007 Goldman Sachs  50,000.00  100.00   0.004%     0.011%
1081 Hawker Beechcraft Senior PIK Note 2015 (WAMCo) 3/16/2007 Goldman Sachs  80,000.00  100.00   0.007%     0.011%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
CGCM High Yield Investments- Western Assets

Other Participant
Accounts   Issue Amount     Total Received All
Funds

913-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:
0.00   750,000,000.00    75,000.00
914-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:
215,000.00   875,000,000.00    300,000.00
915-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:
200,000.00   900,000,000.00    250,000.00
924-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:
65,000.00   1,775,000,000.00    250,000.00
925-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    115,000.00   1,775,000,000.00    300,000.00

947-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    675,000.00   2,850,000,000.00    805,000.00

965-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    5,950,000,000.00    120,000.00

966-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    5,950,000,000.00    40,000.00

993-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    250,000.00   5,700,000,000.00    355,000.00

994-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    120,000.00   5,700,000.00    200,000.00

995-Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    620,000,000.00    85,000.00

996 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    90,000    500,000,000.00    110,000.00

997 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    20,000    1,280,000,000.00    110,000.00

1030 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of    0.00    400,000,000.00    85,000.00
:
1032 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    750,000,000.00    115,000.00

1051 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    425,000,000.00    60,000.00

1055 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    25,000.00   750,000,000.00    55,000.00

1057 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    0.00    1,200,000,000.00    100,000.00

1058 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    80,000.00   1,200,000,000.00    130,000.00

1081 Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:    50,000.00   1,200,000,000.00    130,0000